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                                                                     Exhibit (d)


               INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY,
                              AND SERVICE AGREEMENT


THIS AGREEMENT is entered into this 20th day of November, 1985, by and between Aster Capital Management, Inc. (the "Investment Manager") and Meridian Fund, Inc. (the "Company").

1.      APPOINTMENT AND ACCEPTANCE OF APPOINTMENT OF THE INVESTMENT MANAGER

Subject to the express provision and limitations set forth in the Company's Articles of Incorporation, By-Laws, Form N-lA Registration Statement under the Investment Company Act of 1940, as amended (the "1940 Act") under the Securities Act of 1933, as amended (the "1933 Act"), and prospectus as in use from time to time, as well as to the factors affecting the Company's status as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, the Company hereby grants to the Investment Manager and the Investment Manager hereby accepts full discretionary authority to manage the investment and reinvestment of the cash and securities in the account of the Company (the "Portfolio") presently held by First Pennsylvania Bank, N.A. (the "Custodian"), the proceeds thereof, and any additions thereto, in the Investment Manager's discretion. In its duties hereunder, the Investment Manager shall further be bound by any and all determinations by the Board of Directors of the Company relating to investment policy, which determinations shall in writing be communicated to the Investment Manager. The Investment Manager shall, for all purposes herein, be deemed an independent contractor of the Company.

2.      POWERS OF THE INVESTMENT MANAGER

The Investment Manager is empowered, through any of its officers or employees:

(a) to invest and reinvest in equity securities, debt securities and other obligations of every description issued or incurred by governmental bodies, corporations, mutual funds, trusts, associations or firms, in money market instruments, and in loans and deposits at interest on call or on time, whether or not secured by collateral;

(b) to buy, sell, and exercise warrants and other rights to subscribe for or sell stock or other securities; and

(c) to take such other action, or direct the Custodian to take such other action, as may be necessary or desirable to carry out the purpose and intent of the foregoing.

The Investment Manager is not empowered to have custody or possession of, or have authority to obtain custody or possession of securities or funds of the Company.

3.      EXECUTION OF PORTFOLIO TRANSACTIONS

(a) The Investment Manager shall provide adequate facilities and qualified personnel for the placement of, and shall place, orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities and other assets for the Company;

(b) unless otherwise specified in writing to the Investment Manager by the Company, all orders for the purchase and sale of securities for the Portfolio shall be placed in such markets and through such brokers as in the Investment Manager's best judgment shall offer the most favorable price and market for the execution of each transaction; provided, however, that, subject to the above, the Investment Manager may place orders with brokerage firms which have sold shares of the Company or which furnish statistical and other information to the Investment Manager, taking into account the value and quality of the brokerage services of such firms, including the availability and quality of such statistical and other information. Receipt by the Investment Manager of any such statistical and other information and service shall not be deemed to give rise to any requirement for abatement of the advisory fee payable to the Investment Manager pursuant to Section 5 hereof and Appendix A hereto;

(c) The Company understands and agrees that the Investment Manager may effect securities transactions which cause the Company to pay an amount of commission in excess of the amount of commission another broker or dealer would have charged; provided, however, that the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of the Company share sales, statistical brokerage and other services provided by such broker or dealer, viewed in terms of either the specific transaction of the Investment Manager's overall responsibilities to the Company and other non-investment company clients for which the Investment Manager exercises investment discretion. The Company also understands that the receipt and use of such services will not reduce the Investment Manager's customary and normal research activities;

(d)     the Company understands and agrees:

(i) that the Investment Manager performs investment management services for various clients and the Investment Manager may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken with respect to the Portfolio, so long as it is the Investment Manager's policy, to the extent practical, to allocate investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other clients;


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(ii) that the Investment Manager shall have no obligation to purchase or sell for the Portfolio any security or other assets which the Investment Manager or its officers or employees, may purchase or sell for its or their own accounts or the account of any other client, if in the opinion of the Investment Manager such transaction or investment appears unsuitable, impractical or undesirable for the Portfolio; and

(iii) that on occasions when the Investment Manager deems the purchase or sale of a security or other asset to be in the best interests of the Company as well as other clients of the Investment Manager, the Investment Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased when the Investment Manager believes that to do so will be in the best interests of the Company. Allocation, in such event, of the securities or other assets so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Investment Manager in the manner the Investment Manager considers to be the most equitable and consistent with its fiduciary obligations to the Company and to such other clients.

4.      ALLOCATION OF EXPENSES OF THE COMPANY

(a) The Company is responsible for payment of the following ordinary operating expenses: (i) brokerage and commission expenses; (ii) Federal state or local taxes, incurred by, or levied on, the Company; (iii) interest charges on borrowings, (iv) charges and expenses of the Company's custodian, stock transfer and dividend disbursing agents; (v) cost of the designing, printing and mailing of reports, proxy statements and notices to stockholders; (vi) cost of the printing and distributing of the prospectuses of the Company and supplements thereto to the Company's stockholders; (vii) expenses of the issuance and redemption of the shares of the Company (including stock certificates, securities registration and qualification fees and expenses); (viii) legal and auditing expenses; (ix) compensation, fees and expenses paid to Company directors unaffiliated with the Investment Manager; (x) association dues; (xi) cost of stationery and forms prepared exclusively for the Company; and (xii) payment of all investment management or advisory fees, including fees and expenses payable under Section 5 hereof and Appendix A hereto.

(b) the Investment Manager shall pay for all costs of organizing the Company, shall provide persons to perform all executive, administrative, clerical and bookkeeping functions of the Company and shall assume all ordinary operating expenses not assumed by the Company under 4(a) hereof.

(c) the Company is responsible for payment of any extraordinary expenses incurred. A good faith determination of what constitutes an


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extraordinary expense shall be made by the Board of Directors of the Company, which good faith determination shall include the affirmative vote of all non-interested directors of the Company.

5.      COMPENSATION OF THE INVESTMENT MANAGER

(a) In consideration of the services performed by the Investment Manager hereunder, the Company will pay or cause to be paid to the Investment Manager, as they become due and payable, management fees determined in accordance with the attached schedule of fees (Appendix A). In the event of termination any management fees paid in advance pursuant to such fee schedule will be prorated as of the date of termination and the unearned portion thereof will be returned to the Company.

(b) The net asset value of the Company used in fee calculations shall be determined in the manner set forth in the Articles of Incorporation, Bylaws and Prospectus of the Company after the close of the New York Stock Exchange composite tape on each business day on which the New York Stock Exchange is open.

(e) The Company hereby authorizes the Investment Manager to charge the Portfolio, subject to the provisions in Section 6 hereof, for the full amount of fees as they become due and payable pursuant to the attached schedule of fees; provided, however, that a copy of a fee statement covering said payment shall be sent to the Custodian and to the Company.

6.      EXPENSE LIMITATION

The Manager agrees to reduce the fee payable to it under this Agreement by the amount by which the ordinary operating expenses of the Fund for any fiscal year of the Fund, excluding interest, taxes and extraordinary expenses, shall exceed the amount, if any, by which ordinary operating expenses of the Company for the preceding fiscal year (except interest, taxes and extraordinary expenses) exceed the most stringent limits prescribed by any state in which the Fund shares are offered for sale (the "Expense Limit"). Costs incurred in connection with brokerage fees and commissions, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, shall be accounted for as capital items and not as expenses. Proper accruals shall be made by the Fund for any projected reduction hereunder and corresponding amounts shall be withheld from the fees paid by the Fund to the Manager. Any additional reduction computed at the end of the fiscal year shall be deducted from the fee for the last month of such fiscal year, and any excess shall be paid to the Fund immediately after the Fund's fiscal year end, and in any event prior to publication of the Fund's annual report, as a reduction of the fees previously paid during the fiscal year.


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7.      SERVICE TO OTHER CLIENTS

Nothing contained in this Agreement shall be construed to prohibit the Investment Manager from performing investment advisory, management, distribution or other services for other investment companies and other persons, trusts or companies, or to prohibit affiliates of the Investment Manager from engaging in such business or in other related or unrelated businesses.

8.      INDEMNIFICATION

The Investment Manager shall have no liability to the Company, or its stockholders, for any error of judgment, mistake of law, or for any loss arising out of its obligations to the Company not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder.

9.      DURATION OF AGREEMENT

This Agreement shall be effective on January 1, 1986, and shall, unless terminated as hereinafter provided, continue in effect until the close of business on December 31, 1987. This Agreement may be renewed thereafter from year to year by mutual consent, provided that such renewal shall be specifically approved at least annually by (I) the Board of Directors of the Company, or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Company, and (II) a majority of those directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such approval. Such mutual consent to renewal shall not be deemed to have been given unless evidenced by a writing signed by both parties hereto.

10.     TERMINATION

This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Company or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Company on sixty
(60) day's written notice to the Investment Manager, or by the Investment Manager on like notice to the Company. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.

ASTER CAPITAL MANAGEMENT INC.

MERIDIAN FUND INC.




By:                             By:
Richard F. Aster, Jr.           Michael S. Erickson
President                       Vice President



ATTEST:                         ATTEST:




Paul A. Robinson                Paul A. Robinson
Vice President of Operations    Secretary


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                           APPENDIX A

        INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY,
                     AND SERVICE AGREEMENT
        BETWEEN ASTER CAPITAL MANAGEMENT, INC. AND MERIDIAN FUND, INC.

                         SCHEDULE OF FEES



Effective Date: January 1, 1986

The fee for each one-month period from the effective date referred to above shall be the amount obtained by computing the Net Asset Value of the Portfolio as of the close of business on each business day, computing the total of such figures on the last day of each month and multiplying the resultant total Net Asset Value by 1/365 of the applicable annual fee rate indicated below. This fee shall be payable upon receipt of the Fee Statement.

On all sums from $0 through $50 million:        1% per Annum
On all sums in excess of $50 million:           3/4 of 1% per Annum

Dated:


ASTER CAPITAL MANAGEMENT, INC.  MERIDIAN FUND, INC.



By                              By
Richard F. Aster, Jr.           Michael S. Erickson
President                       Vice President


ATTEST:                         ATTEST:



Paul A. Robinson                Paul A. Robinson
Vice President of Operations    Secretary


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                AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT,
                        POWER OF ATTORNEY, AND
                            SERVICE AGREEMENT



This Amendment ("Amendment") to Investment Management Agreement, Power of Attorney, and Service Agreement (the "Agreement") is entered into this 7th day of February, 1994, by and between Aster Capital Management, Inc. (the "Investment Manager") and Meridian Fund, Inc. (the "Company").

(1)     Meridian Fund.

Effective as of January 6, 1994, the Company has adopted and filed an Amended and Restated Articles of Incorporation establishing the Company as a series investment company and designating the initial portfolio of the Company to constitute the "Meridian Fund" series. It is understood and agreed among the parties that references in the Agreement to the "Portfolio" shall, except as provided hereinbelow, hereinafter refer to the Meridian Fund series of the Company unless the context otherwise requires. The Schedule of Fees attached as Appendix A to the Agreement, and dated as of January 1, 1989, shall be in force and effect with respect to the Investment Manager's services under the Agreement with respect to the Meridian Fund series.

(2)     Meridian Value Fund; Additional Series.

(a) In connection with the reorganization of the Company into series investment company format, the Company has as of February 7, 1994, established the Meridian Value Fund Series as an additional series of the Company. The Company desires to retain the Investment Manager to render management and investment advisory services under the Agreement with respect to the Meridian Value Fund series, and the Investment Manager is willing and able to provide such services. The Investment Manager agrees to provide to the Company all services enumerated in the Agreement, and to bear all responsibilities related thereto, as if the Meridian Fund series and the Meridian Value Fund series were each referred to as the "Portfolio" in the Agreement. For all purposes hereafter, unless the context shall otherwise require, the references to "Portfolio" in the Agreement shall refer, individually and collectively, to the Meridian Fund series and to the Meridian Value Fund series.

(b) In consideration of the services performed by the Investment Manager under the Agreement with respect to the Meridian Value Fund series, the Company will pay or cause to be paid to the Investment Manager, as they become due and payable, management fees determined in accord with the attached Schedule of Fees (Appendix B). In the event of termination any management fees paid in advance pursuant to such Schedule of Fees will be prorated as of the date of termination and the unearned portion thereof will be returned to the Company.

(c) In the event that the Company establishes one or more series of shares other than the Meridian Fund series and the Meridian Value Fund series with respect to which the Company desires to retain the Investment Manager to render management and investment advisory services under the Agreement, the Company shall so notify the Investment Manager in writing, indicating the advisory fee which will be payable with respect to the additional series of shares. If the Investment Manager is willing to render such services, it shall so notify the Company in writing, whereupon such series of shares shall be considered a "Portfolio" under the Agreement as provided herein.


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(3)     Expense Limitation

The administration of the "Expense Limit" as provided in Section 6 of the Agreement is hereby amended to provide that such Expense Limit shall be calculated and administered separately with respect to each separate series of the Company, as opposed to the Company in the aggregate, if and to the extent so required by state securities authorities.

(4)     Duration of Agreement

(a) The Agreement, as amended herein, with respect to the Meridian Value Fund series shall be effective on February 7, 1994, and shall, unless terminated as hereinafter provided, continue in effect until the close of business on December 31, 1994. This Agreement, with respect to the Meridian Value Fund shall be renewed thereafter from year to year by mutual consent, provided that such renewal shall be specifically approved at least annually by (i) the Board of Directors of the Company, or by the vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of the Meridian Value Fund series, and, (ii) a majority of those Directors who are not parties to the Agreement or interested persons (as defined in the Investment company Act of 1940) of any such approval. Such mutual consent to renewal shall not be deemed to have been given unless evidenced by a writing signed by both parities hereto.

(b) The Agreement, as amended herein, with respect to the Meridian Value Fund may be terminated as provided in Section 10 of the Agreement.

(5)     Agreement as Amended.

The Agreement and this Amendment, shall hereafter constitute the Agreement in its entirety unless and to the extent that it shall be further amended or terminated in whole or in part by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Agreement to be executed and duplicate originals by their officers hereon to be duly authorized as of the date first above written.

ASTER CAPITAL MANAGEMENT, INC.          MERIDIAN FUND, INC.


BY:                                     BY:

Richard F. Aster, Jr.                   Richard F. Aster, Jr.
President                               President

ATTEST:                                 ATTEST:

Paul A. Robinson                        Paul A. Robinson
Vice President of Operations            Secretary

                                   APPENDIX B

                INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY,
                              AND SERVICE AGREEMENT
        BETWEEN ASTER CAPITAL MANAGEMENT, INC. AND MERIDIAN FUND, INC.

                                SCHEDULE OF FEES
                               MERIDIAN VALUE FUND



Effective Date: February 7, 1994

With respect to the Meridian Value Fund series, the fee for each one-month period from the effective date referred to above shall be the amount obtained by computing the Net Asset Value of the Portfolio as of the close of business on each business day, computing the total of such figures on the last day of each month and multiplying the resultant total Net Asset Value by 1/365 of the applicable annual fee rate indicated below. This fee shall be payable upon receipt of the Fee Statement.

                        On all sums: 1% per Annum

Dated: February 7, 1994


ASTER CAPITAL MANAGEMENT, INC.          MERIDIAN FUND, INC.



BY:                                     BY:

Richard F. Aster, Jr.                   Richard F. Aster, Jr.
President                               President



ATTEST:                                 ATTEST:

Paul A. Robinson                        Paul A. Robinson
Vice President of Operations            Secretary


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